EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)





                                                           Nine Months Ended
                                                              September 30,
                                                          --------------------
                                                            1999        1998
                                                          --------   ---------

BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)...       $ 28,517   $ 18,289
                                                          ========   ========


Shares:
Weighted average shares outstanding, (net of 1,024
  and 747 shares of treasury stock, respectively)
  disregarding exercise of options or conversion of
  preferred stock..................................         23,246     23,447
                                                          ========   ========
Basic earnings per common share (a)................       $   1.23   $    .78
                                                          ========   ========

DILUTED EARNINGS PER SHARE:
Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)...       $ 28,517   $ 18,289
Add: Dividends on preferred stock (b)..............              7          7
                                                          --------   --------
Net income applicable to common stockholders, as
  adjusted ........................................       $ 28,524   $ 18,296
                                                          ========   ========


Shares:
Weighted average shares outstanding, (net of 1,024
  and 747 shares of treasury stock, respectively)
  disregarding exercise of options or conversion of
  preferred stock..................................         23,246    23,447
Assumed dilutive conversion of preferred stock (b).             70        88
Assumed exercise of options and warrants based on
  the treasury stock method using average market
  price............................................            271       392
                                                          --------  --------
Weighted average number of shares, as adjusted.....         23,587    23,927
                                                          ========  ========

Diluted earnings per share (a).....................       $   1.21  $    .77
                                                          ========  ========







(a) These amounts agree with the related amounts in the consolidated statements of income.
(b) Assumed conversion of $3 Cumulative Convertible Preferred Stock is included in the 1999 periods since it is dilutive but not assumed in 1998 periods since such assumed conversion would be antidilutve.

                   PRE-PAID LEGAL SERVICES, INC.
          Statement re Computation of Per Share Earnings
                (In 000's except per share amounts)





                                                         Three Months Ended
                                                            September 30,
                                                         -------------------
                                                           1999       1998
                                                         ---------  --------

BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)...      $  9,868   $  6,609
                                                         ========   ========


Shares:
Weighted average shares outstanding, (net of 1,249
  and 747 shares of treasury stock, respectively)
  disregarding exercise of options or conversion of
  preferred stock..................................        22,927     23,497
                                                         ========   ========

Basic earnings per common share (a)................      $    .43   $    .28
                                                         ========   ========

DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)...      $  9,868   $  6,609
Add: Dividends on preferred stock (b)..............             2          3
                                                         --------   --------
Net income applicable to common stockholders, as
  adjusted ........................................      $  9,870   $  6,611
                                                         ========   ========


Shares:
Weighted average shares outstanding, (net of 1,249
  and 747 shares of treasury stock, respectively)
  disregarding exercise of options or conversion of
  preferred stock..................................       22,927     23,497
Assumed dilutive conversion of preferred stock (b).           70         88
Assumed exercise of options and warrants based on
  the treasury
  stock method using average market price..........          316        303
                                                        --------   --------
Weighted average number of shares, as adjusted.....       23,313     23,888
                                                        ========   ========

Diluted earnings per share (a).....................     $    .42   $    .28
                                                        ========   ========




(a) These amounts agree with the related amounts in the consolidated statements of income.
(b) Assumed conversion of $3 Cumulative Convertible Preferred Stock is included in the 1999 periods since it is dilutive but not assumed in 1998 periods since such assumed conversion would be antidilutve.